UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 15, 2008

                              CONCORD CAMERA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New Jersey                        0-17038              13-3152196
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer
        incorporation                                        Identification No.)

        4000 Hollywood Boulevard, North Tower, Hollywood, Florida 33021
        ---------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02. Termination of a Material Definitive Agreement.

On December 16, 2008, Concord Keystone Sales Corp. ("Keystone"), the Company's United States wholly-owned subsidiary, received a notice from The CIT Group/Commercial Services, Inc. ("CIT") that CIT had terminated the Financing Agreement, dated October 16, 2007 between Keystone and CIT (the "CIT Facility"), effective as of December 16, 2008, and that all obligations under the CIT Facility are now due and payable. The CIT Facility is a $15 million secured revolving line of credit that includes a letter of credit sub-line of $10 million and is secured by a first priority lien on, among other things, Keystone's accounts receivable and inventory.

As previously reported, on November 3, 2008, CIT notified Keystone that an event of default existed under the CIT Facility as a result of the Company's press release on October 30, 2008 that the Company has elected to wind down operations and liquidate assets.

As a result of CIT's termination of the CIT Facility, on December 18, 2008, the Company repaid the CIT Facility in full and placed $100,000 in a reserve account to cover any returned or dishonored items for which repayment is demanded from CIT during the 60-day period following the date of the December 16, 2008 notice.

On December 15, 2008, Concord Camera HK Ltd. ("CCHK"), the Company's Hong Kong wholly-owned subsidiary, and The Hongkong and Shanghai Banking Corporation Limited ("HSBC") entered into an agreement cancelling the import facility which provided $4.7 million in borrowing capacity to the Company. The HSBC import facility was cancelled at the request of CCHK due to the approval by the Board of Directors of the Company of the dissolution of the Company and a Plan of Dissolution and Liquidation.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information regarding CIT's termination of the CIT Facility included in Item
1.02 is incorporated herein by reference.

Item 8.01.  Other Events.

The Company held its 2008 annual meeting of shareholders on December 18, 2008, to approve the dissolution of the Company and the Plan of Dissolution and Liquidation, to re-elect five directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, and to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for fiscal 2009.

The shareholders approved the dissolution of the Company and the Plan of Dissolution and Liquidation by the following vote: 3,629,763 votes "for"; 13,389 votes "against"; and 1,131 abstentions.

The names of the nominees whose terms expired at the 2008 annual meeting of shareholders and who were re-elected to serve as directors until the next annual meeting of shareholders and until their successors are duly elected are as follows:


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Nominee                                For         Withheld Vote
-------                                ---         -------------
Ira B. Lampert                      2,933,541        1,596,642
Ronald S. Cooper                    3,773,640          756,544
Morris H. Gindi                     3,887,046          643,137
William J. O'Neill, Jr.             3,773,640          756,544
Roger J. Beit                       4,021,481          508,703

The shareholders ratified the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for fiscal 2009 by the following vote: 4,500,474 votes "for"; 11,543 votes "against"; and 18,165 abstentions.

On December 22, 2008, the Company issued a press release announcing that shareholders approved the Company's Plan of Dissolution and Liquidation.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit       Description
No.           of Exhibit
---           ----------
99.1          Press Release of the Company, dated December 22, 2008


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CONCORD CAMERA CORP.


Date:  December 22, 2008                 By:    /s/  Scott L. Lampert
                                            ------------------------------------
                                             Scott L. Lampert, Vice President
                                             General Counsel and Secretary